EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hudson River Bancorp, Inc. and First Niagara Financial Group, Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 to be filed by First Niagara Financial Group, Inc. with the Securities and Exchange Commission of our report dated April 22, 2004, with respect to the consolidated balance sheets of Hudson River Bancorp, Inc. and subsidiaries as of March 31, 2004 and 2003, and the related consolidated income statements, statements of changes in shareholders’ equity and statements of cash flows for each of the years in the three-year period ended March 31, 2004, which report appears in the 2004 Annual Report to Shareholders, which is incorporated by reference into the March 31, 2004 Annual Report on Form 10-K of Hudson River Bancorp, Inc. Our report refers to a change in the method of accounting for goodwill as of April 1, 2002.

We consent to the reference to our firm under the heading “EXPERTS” in the joint proxy statement/prospectus included in the Form S-4.

/s/ KPMG LLP

Albany, New York

June 17, 2004